Exhibit 15.1

November 10, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated November 10, 2010 on our review of interim financial information of NSTAR Electric Company as of September 30, 2010 for the three- and nine-month periods ended September 30, 2010 and September 30, 2009 and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2010 is incorporated by reference in its Registration Statement on Form S-3 (No. 333-162401).

Very truly yours,

/s/  PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts